For the Nine Months Ended
                                                              April 30
                                                        2001            2000
                                                  --------------   -------------

Shares outstanding                                     6,630,091      6,416,939
                                                     -----------   ------------
Weighted average shares outstanding                    6,298,590      5,438,450
Stock Options                                          1,412,675      1,357,178
Warrants                                               1,797,500      1,798,125
                                                     -----------   ------------
  Total weighted average shares outstanding            9,508,765      8,593,753
                                                     ===========   ============

Net income (loss)                                    $(1,484,415)   $  (914,427)

Cumulative effect of change
  in accounting principle                                     --         79,896
                                                     -----------   ------------
Net income (loss)                                    $(1,484,415)   $  (834,531)
                                                     ===========   ============
Basic Net Earnings (Loss) per share
  Net income (loss) per common share before change
      in accounting principle                        $     (0.24)    $    (0.17)
  Cumulative effect of change
      in accounting principle                                 --           0.02
                                                     -----------   ------------
  Net income (loss) per common share                 $     (0.24)    $    (0.15)
                                                     ===========  =============
Diluted Net Earnings (Loss) per share
  Net income (loss) per common share before change   $     (0.24)    $    (0.16)
      in accounting principal
  Cumulative effect of change
      in accounting principle                                 --           0.01
                                                     -----------   ------------
  Net income (loss) per common share                 $     (0.24)    $    (0.15)
                                                     ===========   ============